Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS THIRD QUARTER FINANCIAL RESULTS

MGM China’s Adjusted EBITDA Increased 12% Driven by Mass Market Growth

Las Vegas, Nevada, October 30, 2014 — MGM Resorts International (NYSE: MGM) today reported financial results for the quarter ended September 30, 2014. Diluted loss per share for the third quarter of 2014 was $0.04 compared to diluted loss per share of $0.05 in the prior year third quarter.

“Our consolidated net revenues increased by 1% and EBITDA increased by 2% during the quarter. In Las Vegas, the market continues to improve as our top line revenues grew 3%. While we expected to have some negative impact to margins during the quarter as a result of the disruptions related to our investments in Delano at Mandalay Bay and the Strip frontage at Monte Carlo, we were also negatively affected by lower year over year table games hold and an increase in certain expenses. Looking forward, we remain highly focused on increasing revenues and expanding margins while driving operating leverage in an improving market,” said Jim Murren, Chairman and Chief Executive Officer of MGM Resorts International, “MGM China reported a 12% increase in EBITDA to $214 million and margin expansion of 330 basis points despite a difficult market. The construction of MGM Cotai is progressing well and is on time, and on budget, for a fall 2016 opening.”

Key results for the third quarter of 2014 include the following:

•	Consolidated net revenue was $2.5 billion, a 1% increase over the prior year quarter;

•	Net revenue at the Company’s wholly owned domestic resorts increased 2% compared to the prior year quarter;

•	Rooms revenue at wholly owned domestic resorts increased 5% with a 6% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts compared to the prior year quarter;

•	Adjusted Property EBITDA(2) was $570 million, a 2% increase compared to the prior year quarter;

•

The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA of $328 million, a 6% decrease compared to the prior year quarter, primarily due to a decrease in table games hold percentage at its Las Vegas Strip resorts which negatively affected Adjusted Property EBITDA by approximately $18 million;

•

MGM China’s Adjusted EBITDA was $214 million, a 12% increase compared to the prior year quarter, including $12 million of branding fee expense in the current quarter compared to $8 million in the prior year quarter; and

•	CityCenter earned Adjusted EBITDA related to resort operations of $64 million, a 2% increase over the prior year quarter.

Certain Items Affecting Third Quarter Results

The following table lists items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended September 30,	2014	2013
Preopening and start-up expenses	$(0.01)	$—
Property transactions, net	(0.01)	(0.03)

Property transactions, net in the prior year quarter included a non-cash impairment charge of $20 million related to land holdings in Jean and Sloan, Nevada.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts decreased 4% compared to the prior year quarter due primarily to a decrease in table games hold percentage. Table games hold percentage in the third quarter of 2014 was 19.8% compared to 21.5% in the prior year quarter. Slots revenue decreased slightly at the Company’s wholly owned domestic resorts compared to the prior year quarter but increased 1% at the Company’s Las Vegas Strip resorts.

Rooms revenue increased 5% with Las Vegas Strip REVPAR up 6%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended September 30,	2014	2013
Occupancy %	95%	93%
Average Daily Rate (ADR)	$131	$127
Revenue per Available Room (REVPAR)	$124	$117

Food and beverage revenue increased 9% as a result of increased convention and banquet business and the opening of several new outlets. Adjusted Property EBITDA margin decreased to 20.8% from 22.6% in the prior year quarter and was negatively affected by a decrease in table games hold percentage, an increase in certain expenses and disruption from the Company’s investments in Delano at Mandalay Bay and the new Strip frontage at Monte Carlo.

MGM China

Key third quarter results for MGM China include the following:

•	MGM China earned net revenue of $794 million, a 2% decrease compared to the prior year quarter;

•

VIP table games revenue decreased 19% due primarily to a decrease in VIP table games turnover of 19% compared to the prior year quarter, as well as a decrease in hold percentage to 2.7% in the current year quarter compared to 2.8% in the prior year quarter;

•

Main floor table games revenue increased 34% compared to the prior year quarter. Main floor table games volume increased 15% and hold percentage was 28.0% in the current year quarter compared to 24.0% in the prior year quarter;

•

MGM China’s Adjusted EBITDA was $214 million, a 12% increase compared to the prior year quarter, including $12 million of branding fee expense in the current quarter compared to $8 million in the prior year quarter;

•	MGM China’s Adjusted EBITDA margin increased by 330 basis points compared to the prior year quarter to 26.9%; and

•	Operating income was $140 million compared to $114 million in the prior year quarter.

MGM China paid a $137 million dividend in September 2014, of which $70 million was distributed to MGM Resorts and $67 million was distributed to noncontrolling interests.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three months ended September 30,	2014	2013
	(In thousands)
CityCenter	$(6,719)	$(2,881)
Borgata	22,397	15,034
Other	7,325	6,809

	$23,003	$18,962

In September 2014, the Company was relicensed in the state of New Jersey. As a result, the Company resumed accounting for its 50% interest in Borgata under the equity method and has adjusted its prior period financial statements retroactively as required by generally accepted accounting principles.

Results for CityCenter Holdings, LLC for the third quarter of 2014 include the following (see schedules accompanying this release for further detail on CityCenter’s third quarter results):

•	Net revenue from resort operations increased by 5% to $280 million compared to $268 million in the prior year quarter;

•	Adjusted EBITDA from resort operations was $64 million, an increase of 2% compared to the prior year quarter;

•	Aria’s table games hold percentage was 21.7% compared to 22.5% in the prior year quarter;

•	Aria’s occupancy percentage was 94% and its ADR was $206, resulting in REVPAR of $194, a 10% increase compared to the prior year quarter;

•	Vdara reported REVPAR of $153, an increase of 12% compared to the prior year quarter; and

•	Crystals reported Adjusted EBITDA of $11 million, an increase of 8% from the prior year quarter.

Financial Position

“Since our last earnings release, we have made significant progress in achieving certain financial goals. We were unanimously approved for a casino license in the state of New Jersey, and as a result received $83 million in cash from our previous trust arrangement,” said Dan D’Arrigo, Executive Vice President, CFO and Treasurer of MGM Resorts International. “MGM Resorts along with AEG secured a $200 million bank facility to fund the development and construction of our new 20,000 seat arena which is underway on the Las Vegas Strip between New York-New York and Monte Carlo.”

The Company’s cash balance at September 30, 2014 was $1.3 billion, which included $540 million at MGM China. At September 30, 2014 the Company had $2.8 billion of borrowings outstanding under its $4.0 billion senior secured credit facility and $552 million outstanding under the $2.0 billion MGM China credit facility.

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 6307991. A replay of the call will be available through Friday, November 7, 2014. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10054034. The call will be archived at www.mgmresorts.com.

1 REVPAR is hotel revenue per available room.

2 “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

* * *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company also owns 51% of MGM China Holdings Limited, which owns the MGM Macau resort and casino and is in the process of developing a gaming resort in Cotai, and 50% of CityCenter in Las Vegas, which features ARIA resort and casino. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the timing and costs of our development projects, including MGM Cotai, and the Company’s ability to increase its revenues, margins and the operating leverage of its resort portfolio. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:
Investment Community	News Media
SARAH ROGERS	CLARK DUMONT
Vice President Investor Relations	Senior Vice President of Corporate Communications
(702) 693-8654 or srogers@mgmresorts.com	(702) 891-1836 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Revenues:
Casino	$1,420,538	$1,460,300	$4,479,135	$4,304,877
Rooms	433,005	413,060	1,348,542	1,252,020
Food and beverage	396,470	366,988	1,192,585	1,121,117
Entertainment	146,315	145,799	418,827	380,654
Retail	50,720	52,151	146,147	149,606
Other	132,126	123,180	391,621	374,920
Reimbursed costs	98,317	92,038	289,037	275,015

	2,677,491	2,653,516	8,265,894	7,858,209
Less: Promotional allowances	(192,484)	(190,479)	(569,456)	(561,759)

	2,485,007	2,463,037	7,696,438	7,296,450

Expenses:
Casino	884,177	913,137	2,791,828	2,705,190
Rooms	143,993	132,386	420,644	394,096
Food and beverage	234,307	214,683	695,489	645,119
Entertainment	109,757	107,939	313,455	281,604
Retail	26,183	28,053	75,714	81,884
Other	96,324	91,841	275,978	270,633
Reimbursed costs	98,317	92,038	289,037	275,015
General and administrative	347,487	342,847	994,217	961,072
Corporate expense	61,563	54,190	169,353	153,178
Preopening and start-up expenses	10,233	4,279	25,628	9,931
Property transactions, net	6,794	26,127	40,522	122,749
Depreciation and amortization	202,386	211,682	613,111	641,751

	2,221,521	2,219,202	6,704,976	6,542,222

Income from unconsolidated affiliates	23,003	18,962	65,963	52,919

Operating income	286,489	262,797	1,057,425	807,147

Non-operating income (expense):
Interest expense, net of amounts capitalized	(202,835)	(208,939)	(616,158)	(648,886)
Non-operating items from unconsolidated affiliates	(22,810)	(34,439)	(69,021)	(115,452)
Other, net	(254)	(676)	(1,997)	(6,909)

	(225,899)	(244,054)	(687,176)	(771,247)

Income before income taxes	60,590	18,743	370,249	35,900
Benefit (provision) for income taxes	(10,208)	14,428	44,401	(16,933)

Net income	50,382	33,171	414,650	18,967
Less: Net income attributable to noncontrolling interests	(70,652)	(55,484)	(222,260)	(133,896)

Net income (loss) attributable to MGM Resorts International	$(20,270)	$(22,313)	$192,390	$(114,929)

Per share of common stock:
Basic:
Net income (loss) attributable to MGM Resorts International	$(0.04)	$(0.05)	$0.39	$(0.23)

Weighted average shares outstanding	490,914	489,672	490,746	489,484

Diluted:
Net income (loss) attributable to MGM Resorts International	$(0.04)	$(0.05)	$0.39	$(0.23)

Weighted average shares outstanding	490,914	489,672	497,228	489,484

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$1,313,427	$1,803,669
Accounts receivable, net	433,853	488,217
Inventories	99,274	107,907
Deferred income taxes, net	—	80,989
Prepaid expenses and other	144,503	238,657

Total current assets	1,991,057	2,719,439

Property and equipment, net	14,253,703	14,055,212

Other assets:
Investments in and advances to unconsolidated affiliates	1,555,353	1,469,261
Goodwill	2,893,467	2,897,442
Other intangible assets, net	4,331,768	4,511,861
Other long-term assets, net	423,138	431,395

Total other assets	9,203,726	9,309,959

	$25,448,486	$26,084,610

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$266,696	$241,192
Income taxes payable	2,390	14,813
Current portion of long-term debt	1,191,542	—
Deferred income taxes, net	18,815	—
Accrued interest on long-term debt	180,792	188,522
Other accrued liabilities	1,709,079	1,770,801

Total current liabilities	3,369,314	2,215,328

Deferred income taxes	2,339,171	2,419,967
Long-term debt	11,723,655	13,447,230
Other long-term obligations	117,710	141,590
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 490,889,936 and 490,360,628 shares	4,909	4,904
Capital in excess of par value	4,173,205	4,156,680
Retained earnings	234,354	41,964
Accumulated other comprehensive income	8,388	12,503

Total MGM Resorts International stockholders’ equity	4,420,856	4,216,051
Noncontrolling interests	3,477,780	3,644,444

Total stockholders’ equity	7,898,636	7,860,495

	$25,448,486	$26,084,610

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Bellagio	$302,024	$274,812	$954,093	$878,643
MGM Grand Las Vegas	273,272	274,265	806,611	788,581
Mandalay Bay	216,956	214,289	669,846	595,108
The Mirage	136,199	146,290	431,117	433,226
Luxor	92,395	85,903	267,155	247,075
New York-New York	70,658	66,485	215,491	204,823
Excalibur	67,238	67,807	206,936	199,583
Monte Carlo	69,198	64,971	210,141	200,362
Circus Circus Las Vegas	57,741	55,044	160,408	152,227
MGM Grand Detroit	127,703	133,764	397,201	407,225
Beau Rivage	89,049	91,968	259,063	258,837
Gold Strike Tunica	43,196	39,525	119,615	112,967
Other resort operations	32,507	32,990	89,963	94,640

Wholly owned domestic resorts	1,578,136	1,548,113	4,787,640	4,573,297

MGM China	794,265	808,471	2,563,641	2,391,177
Management and other operations	112,606	106,453	345,157	331,976

	$2,485,007	$2,463,037	$7,696,438	$7,296,450

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Bellagio	$88,420	$70,111	$309,188	$259,212
MGM Grand Las Vegas	53,847	66,098	170,451	177,738
Mandalay Bay	29,796	42,036	138,799	130,808
The Mirage	17,844	29,775	82,173	84,464
Luxor	17,563	15,285	56,863	49,147
New York-New York	20,521	20,709	70,626	67,781
Excalibur	13,690	15,336	53,286	50,216
Monte Carlo	14,150	15,245	54,044	52,614
Circus Circus Las Vegas	6,093	5,848	18,615	15,701
MGM Grand Detroit	34,583	36,855	107,602	115,170
Beau Rivage	20,053	21,258	53,183	51,597
Gold Strike Tunica	10,514	9,502	30,266	28,007
Other resort operations	904	2,002	126	4,245

Wholly owned domestic resorts	327,978	350,060	1,145,222	1,086,700

MGM China	213,796	190,772	665,009	576,042
Unconsolidated resorts(1)	23,003	18,962	65,963	52,919
Management and other operations	5,184	1,644	37,138	26,465

	$569,961	$561,438	$1,913,332	$1,742,126

(1)	Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$65,589	$—	$284	$22,547	$88,420
MGM Grand Las Vegas	33,236	—	44	20,567	53,847
Mandalay Bay	10,478	—	1,606	17,712	29,796
The Mirage	4,896	416	288	12,244	17,844
Luxor	8,018	2	50	9,493	17,563
New York-New York	15,854	—	84	4,583	20,521
Excalibur	9,828	—	28	3,834	13,690
Monte Carlo	8,646	107	19	5,378	14,150
Circus Circus Las Vegas	2,133	42	69	3,849	6,093
MGM Grand Detroit	26,164	—	2,411	6,008	34,583
Beau Rivage	13,049	—	392	6,612	20,053
Gold Strike Tunica	7,462	—	—	3,052	10,514
Other resort operations	(1,107)	—	1,468	543	904

Wholly owned domestic resorts	204,246	567	6,743	116,422	327,978

MGM China	140,257	1,467	52	72,020	213,796
Unconsolidated resorts	22,986	17	—	—	23,003
Management and other operations	3,138	—	—	2,046	5,184

	370,627	2,051	6,795	190,488	569,961

Stock compensation	(7,275)	—	—	—	(7,275)
Corporate	(76,863)	8,182	(1)	11,898	(56,784)

	$286,489	$10,233	$6,794	$202,386	$505,902

Three Months Ended September 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$47,576	$—	$(69)	$22,604	$70,111
MGM Grand Las Vegas	43,059	—	422	22,617	66,098
Mandalay Bay	19,209	1,076	17	21,734	42,036
The Mirage	17,198	—	30	12,547	29,775
Luxor	5,708	646	(373)	9,304	15,285
New York-New York	13,631	—	1,886	5,192	20,709
Excalibur	11,732	—	22	3,582	15,336
Monte Carlo	10,025	82	554	4,584	15,245
Circus Circus Las Vegas	863	—	1,037	3,948	5,848
MGM Grand Detroit	31,265	—	—	5,590	36,855
Beau Rivage	14,004	—	(14)	7,268	21,258
Gold Strike Tunica	6,038	—	—	3,464	9,502
Other resort operations	(21,107)	—	22,553	556	2,002

Wholly owned domestic resorts	199,201	1,804	26,065	122,990	350,060

MGM China	114,071	2,286	20	74,395	190,772
Unconsolidated resorts	18,962	—	—	—	18,962
Management and other operations	(1,511)	189	4	2,962	1,644

	330,723	4,279	26,089	200,347	561,438

Stock compensation	(5,968)	—	—	—	(5,968)
Corporate	(61,958)	—	38	11,335	(50,585)

	$262,797	$4,279	$26,127	$211,682	$504,885

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$241,467	$—	$857	$66,864	$309,188
MGM Grand Las Vegas	108,597	197	243	61,414	170,451
Mandalay Bay	78,413	1,133	1,845	57,408	138,799
The Mirage	41,850	438	2,236	37,649	82,173
Luxor	28,559	2	50	28,252	56,863
New York-New York	56,496	102	426	13,602	70,626
Excalibur	41,888	—	359	11,039	53,286
Monte Carlo	36,751	1,486	176	15,631	54,044
Circus Circus Las Vegas	6,978	78	61	11,498	18,615
MGM Grand Detroit	87,622	—	2,489	17,491	107,602
Beau Rivage	32,691	—	951	19,541	53,183
Gold Strike Tunica	20,478	—	265	9,523	30,266
Other resort operations	(2,962)	—	1,460	1,628	126

Wholly owned domestic resorts	778,828	3,436	11,418	351,540	1,145,222

MGM China	438,958	6,792	(4)	219,263	665,009
Unconsolidated resorts	65,826	137	—	—	65,963
Management and other operations	30,153	—	1	6,984	37,138

	1,313,765	10,365	11,415	577,787	1,913,332

Stock compensation	(20,367)	—	—	—	(20,367)
Corporate	(235,973)	15,263	29,107	35,324	(156,279)

	$1,057,425	$25,628	$40,522	$613,111	$1,736,686

Nine Months Ended September 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$185,354	$—	$272	$73,586	$259,212
MGM Grand Las Vegas	113,431	—	1,192	63,115	177,738
Mandalay Bay	63,445	1,550	2,453	63,360	130,808
The Mirage	42,462	—	4,325	37,677	84,464
Luxor	18,580	758	2,554	27,255	49,147
New York-New York	49,326	—	2,416	16,039	67,781
Excalibur	39,276	—	35	10,905	50,216
Monte Carlo	35,066	140	3,506	13,902	52,614
Circus Circus Las Vegas	1,275	—	1,047	13,379	15,701
MGM Grand Detroit	98,345	—	—	16,825	115,170
Beau Rivage	29,163	—	(305)	22,739	51,597
Gold Strike Tunica	16,824	—	1,174	10,009	28,007
Other resort operations	(19,994)	—	22,552	1,687	4,245

Wholly owned domestic resorts	672,553	2,448	41,221	370,478	1,086,700

MGM China	339,322	6,918	365	229,437	576,042
Unconsolidated resorts	52,543	376	—	—	52,919
Management and other operations	17,383	189	4	8,889	26,465

	1,081,801	9,931	41,590	608,804	1,742,126

Stock compensation	(19,157)	—	—	—	(19,157)
Corporate	(255,497)	—	81,159	32,947	(141,391)

	$807,147	$9,931	$122,749	$641,751	$1,581,578

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS) ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Adjusted EBITDA	$505,902	$504,885	$1,736,686	$1,581,578
Preopening and start-up expenses	(10,233)	(4,279)	(25,628)	(9,931)
Property transactions, net	(6,794)	(26,127)	(40,522)	(122,749)
Depreciation and amortization	(202,386)	(211,682)	(613,111)	(641,751)

Operating income	286,489	262,797	1,057,425	807,147

Non-operating income (expense):
Interest expense, net of amounts capitalized	(202,835)	(208,939)	(616,158)	(648,886)
Other, net	(23,064)	(35,115)	(71,018)	(122,361)

	(225,899)	(244,054)	(687,176)	(771,247)

Income before income taxes	60,590	18,743	370,249	35,900
Benefit (provision) for income taxes	(10,208)	14,428	44,401	(16,933)

Net income	50,382	33,171	414,650	18,967
Less: Net income attributable to noncontrolling interests	(70,652)	(55,484)	(222,260)	(133,896)

Net income (loss) attributable to MGM Resorts International	$(20,270)	$(22,313)	$192,390	$(114,929)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Bellagio
Occupancy %	95.7%	93.2%	94.6%	93.9%
Average daily rate (ADR)	$239	$232	$253	$240
Revenue per available room (REVPAR)	$229	$216	$240	$225
MGM Grand Las Vegas
Occupancy %	97.7%	95.2%	97.0%	94.9%
ADR	$143	$135	$151	$141
REVPAR	$140	$129	$146	$134
Mandalay Bay
Occupancy %	94.2%	91.5%	93.8%	91.5%
ADR	$181	$176	$194	$184
REVPAR	$170	$161	$182	$168
The Mirage
Occupancy %	96.4%	96.1%	96.0%	95.9%
ADR	$147	$144	$159	$148
REVPAR	$142	$138	$153	$142
Luxor
Occupancy %	94.7%	92.9%	95.1%	92.9%
ADR	$89	$87	$96	$88
REVPAR	$84	$81	$91	$81
New York-New York
Occupancy %	98.6%	96.9%	98.6%	97.5%
ADR	$114	$108	$121	$112
REVPAR	$112	$105	$119	$109
Excalibur
Occupancy %	94.3%	92.2%	94.5%	91.2%
ADR	$75	$73	$79	$73
REVPAR	$71	$67	$75	$66

Monte Carlo
Occupancy %	98.4%	95.3%	97.9%	96.3%
ADR	$105	$103	$111	$104
REVPAR	$103	$98	$109	$100
Circus Circus Las Vegas
Occupancy %	85.4%	83.3%	81.5%	80.8%
ADR	$58	$55	$60	$55
REVPAR	$50	$45	$49	$44

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Aria	$224,108	$217,495	$722,941	$702,107
Vdara	25,544	21,865	78,661	68,279
Crystals	16,682	15,620	50,083	45,071
Mandarin Oriental	14,078	12,690	45,930	40,184

Resort operations	280,412	267,670	897,615	855,641
Residential operations	16,990	26,660	56,079	87,005

	$297,402	$294,330	$953,694	$942,646

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Adjusted EBITDA	$57,590	$61,261	$230,357	$220,914
Preopening and start-up expenses	—	—	—	(752)
Property transactions, net	(3,897)	(4,413)	(22,593)	(14,526)
Depreciation and amortization	(89,885)	(86,638)	(263,828)	(259,368)

Operating loss	(36,192)	(29,790)	(56,064)	(53,732)

Non-operating income (expense):
Interest expense - sponsor notes	—	(27,128)	—	(78,011)
Interest expense - other	(18,897)	(43,015)	(64,267)	(129,469)
Other, net	(4,012)	(1,095)	(10,760)	(33,425)

	(22,909)	(71,238)	(75,027)	(240,905)

Net loss	$(59,101)	$(101,028)	$(131,091)	$(294,637)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$ (24,580)	$—	$4,280	$67,808	$47,508
Vdara	(5,311)	—	20	10,375	5,084
Crystals	3,722	—	8	6,911	10,641
Mandarin Oriental	(4,419)	—	—	4,722	303

Resort operations	(30,588)	—	4,308	89,816	63,536
Residential operations	2,561	—	1	69	2,631
Development and administration	(8,165)	—	(412)	—	(8,577)

	$(36,192)	$—	$3,897	$89,885	$57,590

Three Months Ended September 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$ (15,808)	$—	$1	$ 64,645	$ 48,838
Vdara	(6,513)	—	49	10,377	3,913
Crystals	2,893	—	57	6,901	9,851
Mandarin Oriental	(4,814)	—	—	4,698	(116)

Resort operations	(24,242)	—	107	86,621	62,486
Residential operations	643	—	4,306	7	4,956
Development and administration	(6,191)	—	—	10	(6,181)

	$(29,790)	$—	$4,413	$86,638	$61,261

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2014

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(23,298)	$—	$8,603	$197,909	$183,214
Vdara	(11,545)	—	148	31,082	19,685
Crystals	12,385	—	213	20,299	32,897
Mandarin Oriental	(10,707)	—	44	14,151	3,488

Resort operations	(33,165)	—	9,008	263,441	239,284
Residential operations	7,252	—	1,115	387	8,754
Development and administration	(30,151)	—	12,470	—	(17,681)

	$(56,064)	$—	$22,593	$263,828	$230,357

Nine Months Ended September 30, 2013

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(17,422)	$694	$279	$192,433	$175,984
Vdara	(15,703)	—	49	31,586	15,932
Crystals	8,052	58	57	20,221	28,388
Mandarin Oriental	(12,160)	—	—	14,384	2,224

Resort operations	(37,233)	752	385	258,624	222,528
Residential operations	(811)	—	14,141	718	14,048
Development and administration	(15,688)	—	—	26	(15,662)

	$(53,732)	$752	$14,526	$259,368	$220,914

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Aria
Occupancy %	94.1%	89.5%	93.5%	90.0%
ADR	$206	$197	$217	$206
REVPAR	$194	$177	$203	$185
Vdara
Occupancy %	95.6%	87.7%	93.4%	88.3%
ADR	$160	$155	$173	$160
REVPAR	$153	$136	$161	$141